Q4 and full year 2020 Financial results February 24, 2021 EXHIBIT 99.2

FORWARD LOOKING STATEMENTS Statements in this presentation regarding our business that are not historical facts are “forward-looking statements” that involve risks and uncertainties which could cause actual results to differ materially from those contained in the forward-looking statements. Such forward-looking statements generally can be identified by the use of forward-looking terminology, such as “expected,” “excited,” “guidance,” “believe,” “expect,” “may,” “outlook,” “forecast,” “intend,” “could,” “project,” “estimate,” “anticipate,” “should,” “plan” and similar terminology. These risks and uncertainties include factors such as: the impact of the COVID-19 pandemic and related measures taken by governmental or regulatory authorities to combat the pandemic, including the impact of the pandemic and these measures on the economies and demand for our products in the states where we sell them, and on our customers, suppliers, labor force, business, operations and financial performance; unpredictable weather and macroeconomic factors that may negatively impact the repair and remodel and new construction markets and the construction industry generally, especially in the state of Florida and the western United States, where the substantial portion of our sales are currently generated, and in the U.S. generally; changes in raw material prices, especially for aluminum, glass and vinyl, including, price increases due to the implementation of tariffs and other trade-related restrictions; our dependence on a limited number of suppliers for certain of our key materials; our dependence on our impact-resistant product lines, which increased with our acquisition of a 75% ownership stake in ECO Window Systems and its related companies (collectively, the “ECO Acquisition”), and contemporary indoor/outdoor window and door systems, and on consumer preferences for those types and styles of products; the effects of increased expenses or unanticipated liabilities incurred as a result of, or due to activities related to, our acquisitions of NewSouth and Western Window Systems, and our ECO Acquisition; our level of indebtedness, which increased in connection with our acquisition of Western Window Systems and NewSouth, and increased further in connection with our ECO Acquisition; increases in bad debt owed to us by our customers in the event of a downturn in the home repair and remodel or new home construction channels in our core markets and our inability to collect such debt; the risks that the anticipated cost savings, synergies, revenue enhancement strategies and other benefits expected from our acquisitions of NewSouth and Western Window Systems and from our ECO Acquisition may not be fully realized or may take longer to realize than expected or that our actual integration costs may exceed our estimates; increases in transportation costs, including increases in fuel prices; our dependence on our limited number of geographically concentrated manufacturing facilities, which increased further due to our ECO Acquisition; sales fluctuations to and changes in our relationships with key customers; federal, state and local laws and regulations, including unfavorable changes in local building codes and environmental and energy code regulations; risks associated with our information technology systems, including cybersecurity-related risks, such as unauthorized intrusions into our systems by “hackers” and theft of data and information from our systems, and the risks that our information technology systems do not function as intended or experience temporary or long-term failures to perform as intended; product liability and warranty claims brought against us; in addition to our acquisitions of NewSouth and Western Window Systems, and our ECO Acquisition, our ability to successfully integrate businesses we may acquire in the future, or that any business we acquire may not perform as we expected when we acquired it; and the other risks and uncertainties discussed under “Risk Factors” in Part II, Item 1A of our Quarterly Report on Form 10-Q for the quarter ended October 3, 2020, and “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 28, 2019 and our other SEC filings. Forward looking statements in this presentation include our expectations regarding: (i) continuation of momentum in Florida sales growth; (ii) driving brand recognition; (iii) attracting and retaining talented, dedicated leaders; (iv) investing in our business and scaling operations to capture increasing long-term demand; (v) strategically allocating free cash flow in support of profitable growth; (vi) the accomplishment of strategic aims through the acquisition of ECO; (vii) the benefits of acquiring our investment in ECO, including strengthening our supply chain for glass, expanding our product lines in high-growth commercial market, and extending our residential footprint with minimal dealer overlap; (viii) expected continuation of favorable margins at Western into Q1 2021 versus prior year; (ix) focusing on increasing manufacturing capabilities to meet robust demand yielding higher residential and repair volumes; (x) having a proven track record of post-acquisition deleveraging by prepaying debt; (xi) expected margin growth from investment in continuous improvement; (xii) strategic selling initiatives and marketing enhancements driving future sales; (xiii) our ability to maintain a strong balance sheet and conservative capital structure, with a target leverage ratio of between 2 and 3 times; (xiv) using strategic acquisitions to align with growth priorities expected to grow shareholder value over the long-term, expand into new regions, channels or products, and add technologies, enhanced manufacturing or supply chain capabilities; and (xv) reasons to invest in PGT Innovations, including our national leadership in growing premium impact-resistant and indoor/outdoor window and door industry, expectation that we will continue to invest in talent and R&D, expectation that we will continue to focus on operational efficiencies to drive margin expansion, that execution of our strategy will create long-term customer and shareholder value, and our position of having diversified products which we expect to capture profitable growth in the new construction and repair and remodel channels; and (xvi) our modeling assumptions and guidance for 2021. 2

Use of Non-GAAP Financial Measures This presentation and the financial schedules include financial measures and terms not calculated in accordance with U.S. generally accepted accounting principles (GAAP). We believe that presentation of non-GAAP measures such as adjusted net income, adjusted net income per share, and adjusted EBITDA provides investors and analysts with an alternative method for assessing our operating results in a manner that enables investors and analysts to more thoroughly evaluate our current performance compared to past performance. We also believe these non-GAAP measures provide investors with a better baseline for assessing our future earnings potential. The non-GAAP measures included in this release are provided to give investors access to types of measures that we use in analyzing our results. Adjusted net income consists of GAAP net income adjusted for the items included in the accompanying reconciliation. Adjusted net income per share consists of GAAP net income per share adjusted for the items included in the accompanying reconciliation. We believe these measures enable investors and analysts to more thoroughly evaluate our current performance as compared to the past performance and provide a better baseline for assessing the Company's future earnings potential. However, these measures do not provide a complete picture of our operations. Adjusted EBITDA consists of net income, adjusted for the items included in the accompanying reconciliation. We believe that adjusted EBITDA provides useful information to investors and analysts about the Company's performance because they eliminate the effects of period-to-period changes in taxes, costs associated with capital investments and interest expense. Adjusted EBITDA does not give effect to the cash the Company must use to service its debt or pay its income taxes and thus does not reflect the actual funds generated from operations or available for capital investments. Our calculations of adjusted net income and adjusted net income per share, and adjusted EBITDA are not necessarily comparable to calculations performed by other companies and reported as similarly titled measures. These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP but should not be considered a substitute for or superior to GAAP measures. Schedules that reconcile adjusted net income, adjusted net income per share, and adjusted EBITDA to GAAP net income are included in the financial schedules accompanying this release. Adjusted EBITDA as used in the calculation of the net debt-to-Adjusted EBITDA ratio, consists of our adjusted EBITDA as described above, but for the trailing twelve-month period, adjusted pursuant to the covenants contained in our credit agreements. 3 key Messages 4 Highlights Strong sales contribution of $28M from NewSouth driven by strong growth in the Florida residential market Florida sales growth momentum expected to continue Margin improvement reflects impact of operational improvements at Western and accretion from NewSouth 1. Refer to reconciliation to GAAP.

Strategic Framework for Profitable Growth 01. Drive brand recognition, loyalty and growth with customer-centric innovation 02. Attract and retain talented, dedicated leaders to drive our business 03. Invest in our business and scale our operations to capture increasing long-term demand 04. Strategically allocate free cash flow primarily to support profitable growth 5

Eco Window Systems Accomplishes several strategic aims 6 Transaction Terms Purchase price: $108 million for 75% ownership stake Full-year 2020 net sales: approx. $80 million Expected EBITDA margins: Upper teens Closed: 2/1/2021 Expected Benefits Strengthens supply chain by adding glass production Vertically integrated: 100% of glass locally produced Incremental production capacity and control of supply chain Expands product lines in high-growth commercial market Commercial business complements existing product lines Continued growth expected in Florida multi-family market Minimal dealer overlap in Southern Florida residential market Extends residential footprint Strong presence in southern Florida Aluminum products complement our existing product portfolio

Q4 2020 RESULTS Highlights NewSouth sales contribution of $28M Organic sales increased 11% YoY: up 16% in legacy SEBU and down 12% in WEBU Organic growth of 14% YoY in Repair & Remodel and 7% YoY in New Construction Margin improvement reflects impact of performance at Western Focusing on increasing manufacturing capacities to meet robust demand 7 1. Refer to reconciliation to GAAP.

Full-year 2020 RESULTS Highlights NewSouth’s post-acquisition 2020 sales contribution of $94M Organic sales increased 6%: up 9% in legacy SEBU and down 6% in WEBU Organic growth of 8% in Repair & Remodel and 4% in New Construction Margin improvement reflects impact of performance at Western and NewSouth accretion 8 1. Refer to reconciliation to GAAP.

Balance sheet and Liquidity Update Term Loan Senior Notes COMMENTARY Strong and flexible balance sheet positions the Company to navigate downturn $10M term loan paydowns made in Q3 2020 Net debt to adjusted EBITDA2 ratio of 2.1x $60M notes add-on executed in January 2021 9 1. 6.75% senior notes due 2026; 2. Refer to reconciliation to GAAP.

Strong balance sheet Highlights Ended 2020 with net debt of $319 million Subsequent to year end, issued $60 million of 6.75% senior notes due in 2026 at 105.5% of principal amount Pro forma net debt to trailing 12-month adjusted EBITDA ratio approximately 2.5 times Proven track record of deleveraging by prepaying debt following acquisitions Net Debt1 and Leverage Ratio2 10 ACQUIRED 1. Net debt is total consolidated funded indebtedness as of the end of the respective quarter, calculated on an all-cash netted basis. Adjusted EBITDA is calculated in accordance with our credit agreement. Refer to reconciliation to GAAP; 2. Leverage ratio defined as net debt divided by trailing-twelve-month adjusted EBITDA; refer to reconciliation to GAAP. pro forma Q4'20

Long-Term Capital Allocation priorities 11

Modeling Assumptions and Guidance for 2021 12 Assumes Eco Enterprises at 100% contribution for 11 months; includes estimate for Eco Enterprises non-cash amortization and depreciation which will be updated after valuation complete; 2. Includes issuance of $60M of 6.75% senior notes

13 Why Invest in PGT Innovations

Q&A

Appendix Reconciliation to Adjusted Net Income, Adjusted Net Income per Share-diluted, Adjusted EBITDA, and Adjusted EBITDA per our bank covenants

16 Reconciliation of GAAP to NON-gaap MEASURES (unaudited - in thousands, except per share amounts) THREE MONTHS ENDED JANUARY 2, 2021 AND DECEMBER 28, 2019

17 Reconciliation of GAAP to NON-gaap MEASURES unaudited - in thousands, except per share amounts) THREE MONTHS ENDED JANUARY 2, 2021 AND DECEMBER 28, 2019

18 Reconciliation of GAAP to NON-gaap MEASURES (in MILLIONS)

Reconciliation of GAAP to NON-gaap MEASURES 19 Represents the total of the adjustments consistent with previously published and publicly available earnings releases as issued by the Company relating to the period for which the total adjustments is presented. Beginning in 2018, the Company updated its reporting of adjusted EBITDA for its publicly issued earnings to exclude non-cash stock-based compensation expense. As such, the total of the adjustments per previously published earnings as presented herein will not agree to the total adjustments as previously issued for periods prior to 2018, as they have been revised as a result of this change in presentation. Calculated in accordance with covenants pursuant to the Company’s then existing credit agreements, which includes adjustments for expected cost savings, operating expense reductions and synergies related to acquisitions, as well as the earnings of acquired entities on a pro forma basis for any pre-acquisition period within the trailing twelve-months relating to the period of the calculation. Represents net debt to trailing twelve-month adjusted EBITDA, pro forma for the acquisition of our 75% investment in ECO. Pro forma adjustments include the issuance of additional $60.0 million of 6.75% senior notes due 2026, issued at 105.5% for total proceeds of $63.3 million, use of $36.7 million of cash to fund the $100.0 million cash portion of the $108.0 million ECO purchase price, with the remainder of $8.0 million funded by the issuance of common stock of the Company, and addition of ECO estimated TTM adjusted EBITDA.